Exhibit 99.1
FOR IMMEDIATE RELEASE
CORESITE ANNOUNCES DEREK MCCANDLESS AS
GENERAL COUNSEL
DENVER, CO — February 8, 2011 — CoreSite Realty Corporation (NYSE: COR), a national provider of powerful, network-rich data centers, today announced that Derek McCandless has joined the company as General Counsel. Mr. McCandless will assume the role effective March 14, 2011.
Prior to joining CoreSite, Mr. McCandless served as Senior Vice President and Assistant General Counsel of Apartment Investment and Management Company (“Aimco”) (NYSE: AIV), which he joined in 2003. Prior to his tenure with Aimco, Mr. McCandless was in private practice with the law firms of Holme Roberts & Owen LLP and Cooley LLP.
“We are pleased to have Derek join our leadership team,” said Thomas M. Ray, CoreSite President and Chief Executive Officer. “Derek brings significant experience in real estate, corporate and securities transactions, as well as public company reporting and securities and regulatory compliance. His background positions him to contribute rapidly and meaningfully to our company. We look forward to his leadership and expertise being applied to the execution of our business plan and the growth it entails.”
“I am excited to work with Tom and the management team to continue to grow the company,” said Mr. McCandless. “CoreSite’s team is respected for the strength of its capabilities and character. The company’s plans are clear and the leadership team is focused upon executing them. I look forward to joining the team and contributing to its further success as soon as possible.”
About CoreSite
CoreSite Realty Corporation (NYSE: COR) delivers powerful, network-rich data centers that optimize, secure and interconnect the mission-critical IT assets of the world’s top organizations. 600+ customers, including Global 1000 enterprises, cloud providers, financial firms, and Government agencies, choose CoreSite for reliability, service and expertise in delivering customized, flexible data center solutions. CoreSite offers private data centers and suites, cage-to-cabinet colocation, and interconnection services, such as Any2, CoreSite’s Internet exchange. The company’s portfolio comprises more than two million square feet, including space held for redevelopment and development, and provides access to more than 200 network service providers via 11 data centers in seven key U.S. economic centers. Obtain more information at www.CoreSite.com.

CoreSite Investor Relations Contact
+1 303.222.7276
InvestorRelations@CoreSite.com
CoreSite Media Contact
Mark Jobson
+1 303.405.1004
Mark.Jobson@CoreSite.com
Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the Company’s failure to obtain necessary outside financing; the Company’s failure to qualify or maintain our status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s final prospectus dated September 22, 2010, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.